Exhibit 99.1

(1)         On May 17, 2018, TPG Hamlet Holdings, LLC (“TPG Hamlet Holdings”), TPG Hamlet Holdings B, LLC (“TPG Hamlet Holdings B” and, together with TPG Hamlet Holdings, the “TPG Entities”), Co-Invest Hamlet Holdings B, LLC (“Co-Invest B”) and Co-Invest Hamlet Holdings, Series LLC (“Co-Invest Series” and, together with Co-Invest B, the “Co-Invest Entities”), terminated the Amended and Restated Irrevocable Proxy dated as of October 6, 2017 (the “2017 Proxy”) with respect to a total of 24,924,255 shares of the common stock, par value $0.01 per share (the “Common Stock”) of Caesars Entertainment Corporation (the “Issuer”), in connection with the sale of such shares by the TPG Entities and the Co-Invest Entities.

(2)         The TPG Entities, the Co-Invest Entities, Apollo Hamlet Holdings, LLC (“Apollo Hamlet Holdings”) and Apollo Hamlet Holdings B, LLC (“Apollo Hamlet Holdings B” and, together with Apollo Hamlet Holdings, the “Apollo Entities”, and together with the TPG Entities and the Co-Invest Entities, the “Sponsors” and each of the Apollo Entities, TPG Entities and Co-Invest Entities individually a “Sponsor Entity”) each granted Hamlet Holdings LLC (“Holdings”) an irrevocable proxy in respect of all of the shares of Common Stock held by that Sponsor Entity (the “Subject Shares”) pursuant to the 2017 Proxy.  Under the 2017 Proxy, sole voting and sole dispositive power with respect to the Subject Shares is vested in Holdings, subject to the right of each Sponsor Entity to terminate the 2017 Proxy with respect to the Subject Shares held by that Sponsor Entity by written notice to the other Sponsors, and the termination of the 2017 Proxy with respect to any shares that are sold, transferred or other disposed of by Holdings or by a Sponsor Entity in a transaction with a third party that is not affiliated with any of the Sponsors.  Holdings was not a party to the sale of the Issuer’s shares by the TPG Entities and the Co-Invest Entities and had no pecuniary interest in those shares, and has no pecuniary interest in the Subject Shares that remain subject to the 2017 Proxy.

The members of Holdings are Leon Black, Joshua Harris and Marc Rowan, each of whom is affiliated with the Apollo Entities and holds approximately 17% of the limited liability company interests of Holdings, and David Bonderman and James Coulter, each of whom is affiliated with the TPG Entities and holds approximately 25% of the limited liability company interests of Holdings.

Messrs. Bonderman and Coulter are the sole shareholders of TPG Group Holdings (SBS) Advisors, Inc. (“TPG Advisors”), which is the sole member of TPG Group Holdings (SBS) Advisors LLC, which is the general partner of TPG Group Holdings (SBS), L.P., which is the sole member of TPG Holdings I-A, LLC, which is the general partner of TPG Holdings I, L.P., which is the sole member of TPG GenPar V Advisors, LLC, which is the general partner of TPG GenPar V, L.P., which is (i) the general partner of TPG V Hamlet AIV, L.P., which is the managing member of TPG Hamlet Holdings, (ii) the managing member of TPG Hamlet Holdings B, and (iii) one of the managing members of each of Co-Invest B and Co-Invest Series.

Apollo Investment Fund VI, L.P. (“AIF VI”) is the sole member of Apollo Hamlet Holdings B.  Apollo Management VI, L.P. (“Management VI”) is the investment manager of AIF VI and one of the managing members of each of Co-Invest B and Co-Invest Series.  AIF VI Management, LLC (“AIF VI Management”) is the general partner of Management VI.  Apollo Management, L.P. (“Apollo Management”) is the sole member and manager of AIF VI Management, and Apollo Management GP, LLC (“Management GP”) is the general partner of Apollo Management.  Apollo Management Holdings, L.P. (“Management Holdings”) is the sole member and manager of Management GP, and Apollo Management Holdings GP, LLC (“Management Holdings GP”) is the general partner of Management Holdings.  Messrs. Black, Harris and Rowan serve as the managers of Apollo Hamlet Holdings and Apollo Hamlet Holdings B, and as executive officers and the managers of Management Holdings GP.

Holdings, each of the Sponsors, AIF VI, Management VI, AIF VI Management, Apollo Management, Management GP, Management Holdings, Management Holdings GP, TPG Advisors, and Messrs. Black, Harris, Rowan, Bonderman and Coulter, each disclaims beneficial ownership of any shares of the Issuer’s Common Stock included in this report, in each case except to the extent of any pecuniary interest therein, and this report shall not be deemed an admission that any such entity or person is the beneficial owner of or has any pecuniary interest in, such securities for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or for any other purpose.

The address of the Apollo Entities, AIF VI, Management VI, AIF VI Management, Apollo Management, Management GP, Management Holdings, Management Holdings GP, and Messrs. Black, Harris and Rowan, is 9 West 57th Street, 43rd Floor, New York, New York 10019. The address of the Co-Invest Entities is c/o Apollo Management VI, L.P., 9 West 57th Street, 43rd Floor, New York, New York 10019 and c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.  The address of Holdings and of the TPG Entities is c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.